UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JUNIATA VALLEY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2235254
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bridge and Main Streets Post Office Box 66 Mifflintown, PA	17059
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED 2026 LONG TERM INCENTIVE PLAN OF JUNIATA VALLEY FINANCIAL CORP.

(Formerly the Juniata Valley Financial Corp. 2016 Stock Option Plan)

(Full Title of the Plan)

Marcie A. Barber

Chief Executive Officer

Juniata Valley Financial Corporation

Bridge and Main Streets

Post Office Box 66

Mifflintown, PA 17059

With a copy to:

Paul G. Mattaini, Esq.

Kimberly J. Decker, Esq.

Kacey J. Fonner, Esq.

126 East King Street

Lancaster, PA 17602

(717) 299-5201

(Name and address of agent for service)

(855) 582-5101

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Juniata Valley Financial Corp. pursuant to General Instruction E to Form S-8 to register additional shares of common stock, par value $1.00 per share, authorized for issuance under the 2026 Long Term Incentive Plan of Juniata Valley Financial Corp., formerly known as the Juniata Valley Financial Corp. 2016 Stock Option Plan.

On June 2, 2011, the Registrant filed a Registration Statement on Form S-8, File No. 333-174667 with the Securities and Exchange Commission with respect to the registration of shares of common stock issuable under the Juniata Valley Financial Corp. 2011 Stock Option Plan, as subsequently amended on June 21, 2016 to reflect the amendment of the plan (including the change of the plan name to the Juniata Valley Financial Corp. 2016 Stock Option Plan). At the Registrant’s 2026 annual meeting of shareholders, the shareholders approved amendments to the plan, including amendments to extend the term of the plan and to authorize additional shares for issuance thereunder.

Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s prior Registration Statement on Form S-8, File No. 333-174667, are incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

4.1

Amended and Restated 2026 Long Term Incentive Plan Of Juniata Valley Financial Corp (incorporated by reference to Exhibit B of the Registrant’s 2026 definitive proxy statement, filed with the Commission on March 26, 2026).

5.1	Legal opinion
23.1	Consent of Crowe, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Barley Snyder, LP (included in Exhibit 5.1)
24.1	Power of Attorney (included as part of the signature page).
107	Filing Fee Table

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Securities and Exchange Commission pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mifflintown, Commonwealth of Pennsylvania, on the 21 day of July, 2026.

JUNIATA VALLEY FINANCIAL CORP.

By:	/s/ Marcie A. Barber
Marcie A. Barber
Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Each person whose signature appears below also constitutes and appoints Marcie A. Barber and Michael Wolf as his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gary E. Kelsey	Chairman	July 21, 2026
Gary E. Kelsey

/s/ Michael A. Buffington	Vice Chairman	July 21, 2026
Michael A. Buffington

/s/ Marcie A. Barber	Director, President and Chief Executive Officer (Principal Executive Officer)	July 21, 2026
Marcie A. Barber

/s/ Martin L. Dreibelbis	Director	July 21, 2026
Martin L. Dreibelbis

/s/ Christina Calkins-Mazur	Director	July 21, 2026
Christina Calkins-Mazur

/s/ Joseph B. Scarnati, III	Director	July 21, 2026
Joseph B. Scarnati, III

/s/ Steven C. Silver	Director	July 21, 2026
Steven C. Silver

/s/ John P. Henry IV	Director	July 21, 2026
John P. Henry IV

/s/ Michael W. Wolf	Chief Financial Officer (Principal Accounting and Financial Officer)	July 21, 2026
Michael W. Wolf